EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                              W Technologies, INC.

                       PURSUANT TO 18 U.S.C. SECTION 1350

     I hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of W Technologies, Inc. for the period ending October 31, 2008:

     (1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of W Technologies, Inc.,

Inc.

/s/ Wayne Allyn Root

Wayne Allyn Root

Chief Executive Officer

December 10, 2008

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to WEI, Inc. and will be retained by Winning Edge International, Inc. and furnished to the Securities and Exchange Commission upon request.